Exhibit 99.1

News Release

www.nortelnetworks.com

FOR IMMEDIATE RELEASE	March 10, 2004

For more information:

Investors:	Media:
(888) 901-7286	Marion MacKenzie
(905) 863-6049	(905) 863-1035
investor@nortelnetworks.com	mackenm@nortelnetworks.com

Nortel Networks to Delay Filing of 2003 Annual Financial Statements
Additional Review of Previously Issued Financial Results Likely to Result in Restatements

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] today announced that it will need to delay the filing of the annual reports on Form 10-K for the year ended December 31, 2003 (the “2003 Form 10-K”) of it and its principal operating subsidiary Nortel Networks Limited (“NNL”) with the U.S. Securities and Exchange Commission (“SEC”), which include their annual financial statements for 2003.

As previously announced, the Nortel Networks Audit Committee is undertaking an independent review of the circumstances leading to the restatement of Nortel Networks financial statements which was announced in October 2003. As a result of the work done to date, Nortel Networks is re-examining the establishment, timing of, support for and release to income of certain accruals and provisions in prior periods. Nortel Networks believes it is likely that it will need to revise its previously announced unaudited results for the year ended December 31, 2003 and the results reported in certain of its quarterly reports for 2003, and to restate its previously filed financial results for one or more earlier periods. Nortel Networks cannot predict at this time when such review will be completed given the volume and complexity of the work involved.

Nortel Networks is committed to accuracy and transparency in its financial reporting and is determined to complete this process as promptly as possible.

Potential Impacts

Once the delay in filing the 2003 Form 10-K extends beyond March 30, 2004, the Company and NNL will not be in compliance with their obligations to deliver to relevant parties their SEC filings under their public debt indentures and certain of their support and credit facilities.

Approximately US$1.8 billion of notes of NNL (or its subsidiaries) and US$1.8 billion of convertible debt securities of the Company are outstanding under the indentures. The delay in filing the 2003 Form 10-K will not result in an automatic default and acceleration of such long-term debt. The trustee under any of such public debt indentures or the holders of at least 25% of the outstanding principal amount of any series of debt securities issued under the indentures will not have the right to accelerate the maturity of such debt securities unless the Company or NNL, as the case may be, fails to file and deliver its 2003 Form 10-K within 90 days after the above mentioned holders have given notice of such default to the Company or NNL. The Company believes that the public debt securities will not become due and payable as a result of a restatement and the related delay in filing the 2003 Form 10-K. However, if an acceleration of the Company’s and NNL’s debt securities were to occur, the Company and NNL may be unable to meet their respective payment obligations with respect to the related indebtedness. In such case, the Company and NNL would seek alternative financing sources to satisfy such obligations.

Export Development Canada (“EDC”) will have the right, once such delay in filing extends beyond March 30, 2004, to terminate its commitments under the performance-related support facility providing for up to US$300 million of committed support and US$450 million of uncommitted support and to exercise certain rights against collateral under NNL’s security documents if the underlying instruments or performance bonds become due, or require that NNL cash collateralize all existing support. As at December 31, 2003, there was approximately US$334 million of outstanding support under this facility. NNL will request a temporary waiver from EDC to permit continued access to the facility while Nortel Networks completes its filing obligations. There can be no assurance that NNL will receive such a waiver.

The lenders under the five-year credit facilities of NNL and certain of its subsidiaries, which are presently undrawn, will also have the right to terminate their commitments if NNL does not file its 2003 Form 10-K by April 29, 2004 or if EDC exercises rights against collateral or requires cash collateralization in an aggregate amount equal to or greater than US$100 million or if the holders of any of the public debt securities of NNL in an outstanding principal amount exceeding US$100 million accelerate the payment of such debt securities.

Holders of the Company’s prepaid forward purchase contracts originally issued in June 2002 will not have the option to elect early settlement of such contracts until the 2003 Form 10-K is filed with the SEC.

The financial results of NNL are fully consolidated into the Company’s results. NNL’s financial statements for the applicable periods will also be restated upon any restatement of the Company’s financial statements. NNL’s preferred shares are publicly traded in Canada.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of our independent review and any further restatement of our previously announced or filed financial results; the impact of the inability to meet our filing obligations on our credit and support facilities and public debt obligations; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by our customers; fluctuations in operating results and general industry, economic and market conditions and growth rates; the communication by our auditors of the existence of material weaknesses in internal control; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the dependence on new product development and our ability to predict market demand for particular products; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; risks associated with a consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of our strategic alliances; and the adverse resolution of litigation, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.